Exhibit 10.2a

                                AMENDED AGREEMENT



         AMENDED AGREEMENT dated this 7th day of January 2005 , by and between ABC Funding, Inc. (hereinafter "ABC"), a Nevada Corporation, with offices located at 9160 South 300 West, Sandy, Utah 84070, Harold Barson, President of ABC and Gary B. Wolff, P.C., counsel to ABC, with offices located at 805 Third Avenue, New York, New York.


         WHEREAS, ABC is about to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the "SEC") on Form SB-2 which Registration Statement indicates in Part II, Item 25, offering expenses totaling sixty eight thousand six hundred one dollars ($68,601) of which fifty thousand ($50,000) dollars are indicated as legal fees and expenses; and

         WHEREAS, ABC has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President.

         NOW, THEREFORE, it is herewith agreed as follows: Absent sufficient revenues to pay these amounts within three (3) months of the date of the ABC prospectus, ABC's President agrees to loan ABC the funds to cover the balance of outstanding professional and related fees relating to ABC's prospectus. If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when ABC has the financial resources to do so. Gary B. Wolff, P.C., ABC's counsel, by signing this Amended Agreement agrees in full to defer his legal fee in the manner set forth in this Amended Agreement.

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         The parties hereto understand that the above constitutes a binding
Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, in the subheading entitled "Liquidity" as found in the Management's Discussion and Analysis or Plan of Operation section.

         The above constitutes the entire Agreement between the parties hereto.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 7th day of January 2005.




ABC FUNDING, INC.

/s/
By: _________________________________
         Harold Barson, President


/s/
By: _________________________________
         Harold Barson, Individually


GARY B. WOLFF, P.C.

/s/
By:_________________________________
         Gary B. Wolff, President